Exhibit (j)(i)
Consent of Independent Registered Public Accounting Firm
We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information in Post-Effective Amendment No. 17 to the Registration Statement (Form N-1A, No. 333-150525 and 811-22201) of Direxion Shares ETF Trust and to the incorporation by reference of our report dated December 28, 2010 on Direxion Daily BRIC Bull 2X Shares, Direxion Daily BRIC Bear 2X Shares, Direxion Daily India Bull 2X Shares, Direxion Daily India Bear 2X Shares, Direxion Daily Natural Gas Related Bull 2X Shares, Direxion Daily Natural Gas Related Bear 2X Shares, Direxion Daily Retail Bull 2X Shares, Direxion Daily Retail Bear 2X Shares, Direxion Daily Large Cap Bull 3X Shares, Direxion Daily Large Cap Bear 3X Shares, Direxion Daily Mid Cap Bull 3X Shares, Direxion Daily Mid Cap Bear 3X Shares, Direxion Daily Small Cap Bull 3X Shares, Direxion Daily Small Cap Bear 3X Shares, Direxion Daily Developed Market Bull 3X Shares, Direxion Daily Developed Market Bear 3X Shares, Direxion Daily Emerging Markets Bull 3X Shares, Direxion Daily Emerging Markets Bear 3X Shares, Direxion Daily China Bull 3X Shares, Direxion Daily China Bear 3X Shares, Direxion Daily Latin America Bull 3X Shares, Direxion Daily Latin America Bear 3X Shares, Direxion Daily Semiconductor Bull 3X Shares, Direxion Daily Semiconductor Bear 3X Shares, Direxion Daily Energy Bull 3X Shares, Direxion Daily Energy Bear 3X Shares, Direxion Daily Financial Bull 3X Shares, Direxion Daily Financial Bear 3X Shares, Direxion Daily Technology Bull 3X Shares, Direxion Daily Technology Bear 3X Shares, Direxion Daily Real Estate Bull 3X Shares, Direxion Daily Real Estate Bear 3X Shares, Direxion Daily 2-Year Treasury Bull 3X Shares, Direxion Daily 2-Year Treasury Bear 3X Shares, Direxion Daily 7-10 Year Treasury Bull 3X Shares, Direxion Daily 7-10 Year Treasury Bear 3X Shares, Direxion Daily 20+ Year Treasury Bull 3X Shares, Direxion Daily 20+ Year Treasury Bear 3X Shares (38 of the investment funds comprising the Direxion Shares ETF Trust) included in the Annual Report to Shareholders for the fiscal year ended October 31, 2010.
/s/ ERNST & YOUNG LLP
New York, NY
February 28, 2011